EXHIBIT (5)(E)

                                November 1, 1996




Mentor Investment Advisors, LLC
901 East Byrd Street
Richmond, Virginia 23219

Ladies and Gentlemen:

     Effective today, we hereby transfer to you all of our rights and obligations under the Management Contract dated July 24, 1995 in respect of the SNAP Fund of Mentor Institutional Trust, and you hereby accept and assume any and all of such rights and obligations. If this letter is consistent with your understanding of the agreement between us, please acknowledge your acceptance by signing in the space indicated below.





                                        Very truly yours,

                                        Commonwealth Investment Counsel, Inc.


                                        By: /s/ Paul F. Costello
                                        ----------------------------------
                                             Name: Paul F. Costello
                                             Title: Managing Director


Acknowledged and accepted:

Mentor Investment Advisors, LLC


By: /s/ Paul F. Costello
-----------------------------------
     Name: Paul F. Costello
     Title: Managing Director



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